FOR IMMEDIATE RELEASE:

Contact:

Todd Steele, Chief Financial Officer
323-330-9900
tsteele@worldpokertour.com

WPT ENTERPRISES ANNOUNCES EXTENSION OF FILING

DATE FOR FORM 10-Q

Los Angeles CA (August 17, 2005) – WPT Enterprises, Inc. (NASDAQ: WPTE)
today announced that it has notified the SEC that it will need to delay the filing of its quarterly report on Form 10-Q for the second quarter of 2005.

The notification provides an extension to file the Form 10-Q no later than 5 calendar days after its original due date of August 17. If filed within that time frame, WPTE will have satisfied the SEC’s requirement for a timely submission of the Form 10-Q.

The filing delay is a result of the resignation of Deloitte & Touche, LLP on June 23, 2005, as WPTE’s independent registered public accounting firm. Deloitte did not review WPTE’s financial statements in connection with WPTE’s preparation of the filing of its 10-Q. On August 16, 2005, WPTE engaged Piercy Bowler Taylor & Kern (“PBTK”) as its independent registered public accounting firm. With the 5-day extension of the due date of the 10-Q, PBTK will be able to complete its review of the Company’s financial statements so that WPTE will be able to file the Form 10-Q in a timely fashion.

About WPT Enterprises, Inc.
WPT Enterprises, Inc. (Nasdaq: WPTE) creates internationally branded entertainment and consumer products driven by the development, production, and marketing of televised programming based on gaming themes. WPTE developed and owns the World Poker Tour®, a television show based on a series of high-stakes poker tournaments that airs in the United States on the Travel Channel and in more than 100 territories globally. WPT Enterprises currently licenses its brand to companies in the business of poker equipment and instruction, apparel, publishing, electronic and wireless entertainment, DVD/home entertainment, casino games, and giftware. For show information, tools for improving poker play, and other WPT news, fans may log on to www.worldpokertour.com. The company is also engaged in the sale of corporate sponsorships. WPT Enterprises, Inc. is a majority owned subsidiary of Lakes Entertainment, Inc., a publicly-held company. Photos and media information can be found online at: www.worldpokertour.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by WPT Enterprises, Inc.) contains statements that are forward-looking, such as statements relating to the expansion of WPTE’s brand licensing, the development of new television and film projects, the development of WPTE corporate sponsors and other business development activities, as well as statements regarding other capital spending, financing sources and the effects of competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of WPTE. These risks and uncertainties include, but are not limited to, WPTE’s significant dependence on the Travel Channel as a source of revenue; the potential that our television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE’s television programming; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE’s relationships with key licensing and strategic partners; and WPTE’s dependence on its senior management team. For more information, review WPTE’s filings with the Securities and Exchange Commission.

Editors Note: 300 dpi downloadable images available at www.media.worldpokertour.com